EXHIBIT 23.2 CONSENT OF KPMG PEAT MARWICK LLP






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                                                                    EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Queens County Bancorp, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Queens County Bancorp, Inc. (The "Company") of our report, dated January 21, 1997, related to the consolidated statements of condition of the Company as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report to Stockholders of Queens County Bancorp, Inc. which report is incorporated by reference in the December 31, 1996 Annual Report on Form 10-K of Queens County Bancorp, Inc. and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement.



                                                    /s/ KPMG Peat Marwick LLP



New York, New York
August 1, 1997